GENERAL CONVEYANCE AGREEMENT

THIS AGREEMENT made the 1st day of September, 1996

BETWEEN:

BUCCANEER HOLDINGS INC., a Company incorporated pursuant to the laws of the Country of Belize and having an office at 25 Regent Street, Belize City, Belize, Central America;

OF THE FIRST PART
 (hereinafter referred to as "Assignor")

AND:

RENEGADE RECREATIONAL RENTALS, INC. d.b.a. Buccaneer Holdings Inc., a Company incorporated pursuant to the laws of the State of Nevada and having an office at 7031 Camelback Road, Scottsdale, Arizona.

OF THE SECOND PART
 (hereinafter referred to as "Assignee")

WHEREAS the Assignor has agreed to transfer the rights to the Assets to the Assignee and the Assignee agreed to accept the transfer of the Assets from the Assignor, on the terms and conditions described herein;

NOW THEREFORE this Agreement witnesseth that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the Assignor and the Assignee, (together, the "Parties") covenant and agree with each other as follows:

  DEFINITIONS

  In this Agreement:

    "Assets" means the Petroleum and Natural Gas Rights;

    "Closing Date" means September 1, 1996, or such other date as is mutually acceptable to Assignor and Assignee;

    "Effective Date" means 12:00 am Central Time on August 20, 1996

    "Lands" means the lands described in Schedule "A" and includes the Petroleum Substances within, upon or under those Lands, together with the right to explore for and recover Petroleum Substances to the extent those rights are granted by the Leases;

    "Leases" means the leases, reservations, permits, licenses or other documents of title described in Schedule "A" and any document of title issued in substitution for, amendment of or in addition to any of them;

    "Petroleum and Natural Gas Rights" means the entire interest of the Assignor described in Schedule "A", in and in respect of the Leases and the Lands;

    "Petroleum Substances" means all the substances granted by the Leases.

  INTERPRETATION

    The headings of the Clauses of this Agreement and the schedules are inserted for convenience of reference only and shall not affect the meaning or construction thereof;

    Whenever the singular or masculine or neuter is used in this Agreement or the schedules, they shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires;

    If there is any conflict or inconsistency between the provision of this Agreement and those of a schedule attached hereto, the provisions of this Agreement shall prevail;

    If any term or condition of this Agreement conflicts with a term or condition of any of the Leases, or the requirements of any governmental authority or agency having jurisdiction, then the term or condition of such lease(s) or governmental authority or agency shall prevail and this Agreement shall be deemed to be amended to the extent thereby required.

  ASSIGNMENT

    The Assignor hereby assigns, transfer, conveys and sets over to the Assignee, and the Assignee hereby accepts directly from the Assignor as of the Effective Date, all of the Assignor's right title and interest in and to the Assets.

  ASSIGNOR REPRESENTATIONS

  The Assignor represents and warrants to and with the Assignee that:

    Assignor is and shall continue to be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and duly registered and authorized to carry on business in all jurisdictions where the Lands are located.

    All necessary corporate action has been taken by the Assignor to authorize the execution, delivery and performance of this Agreement and all other documents to be executed and delivered by Vendor pursuant hereto;

    This Agreement has been duly executed and delivered by the Assignor and, if properly executed and delivered by the Assignee, constitutes a valid and binding obligation off the Assignor enforceable in accordance with terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting rights or creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

    Assignor has not incurred any obligation or liability, contingent or otherwise for brokers or finders fees in respect of this transaction for which Assignee shall have any obligation or liability.

    To the best of the information, knowledge and belief of Assignor there are no claims, proceedings, actions or lawsuits in existence, contemplated or threatened against or with respect to the Assets or the interests of the Assignor therein except such thereof as are set forth in Schedule "A" hereto;

    Assignor has not received any notice of default from the grantor under the Leases, that it has not encumbered or alienated its interest in same, and the Leases and Petroleum and Natural Gas Rights are now free and clear of all liens, encumbrances and adverse claims created by, through or under the Assignor except as and if set forth in Schedule "A" to this Agreement. Except as expressly stated in this subclause, Assignor does not make or give any representation or warranty as to its title to the Assets.

    The representations and warranties of the Assignor in Clause 4 shall survive the date of this Agreement, provided that no claim may be made by the Assignee against the Assignor, its successors or assigns, pursuant to or based in any way upon any of these representations and warranties unless written notice thereof with reasonable particulars shall have been provided by the Assignor to the Assignee within one (1) year of the Closing Date.

  ASSIGNEES REPRESENTATIONS

  The Assignee represents and warrants to and with the Assignor that:

    Assignee is and shall continue to be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and duly registered and authorized to carry on business in all jurisdictions in which the Lands are located.

    All necessary corporate action has been taken by the Assignee to authorize the execution, delivery and performance of this Agreement.

    This Agreement has been duly executed and delivered by Assignee and, if properly executed and delivered by the Assignor, constitutes a valid and binding obligation of the Assignee enforceable in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting the rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered;

  FURTHER ASSURANCES

  From the Closing Date and thereafter as may be necessary, each party will, from time to time and at all time hereafter upon request, without further consideration, do such further acts and deliver all such further assurance, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

  NOTICE:

  All notices required or permitted hereunder or with respect to this Agreement shall be in writing and shall be deemed to have been properly given and delivered when delivered personally, or when sent from a point within Canada by registered mail or facsimile (or by any other like method by which a written and recorded message may be sent), with all postage or charges fully prepaid, and addressed to the parties hereto, respectively, as follows:

  Assignor:

  Buccaneer Holdings Inc.
  25 Regent St.,
  Belize City, Belize

  Assignee:

  Renegade Recreational Rentals, Inc. d.b.a
   Buccaneer Holdings Inc.
  7031 E. Camelback Rd.,
  Scottsdale, Arizona 82252

  Any notice or communication so mailed shall be deemed to have been given to and received by the addressee ten (10) days after the mailing thereof, Saturdays, Sundays and statutory holidays excepted, provided that neither party shall use the mails for giving of notice during the term of any strike or disruption or threatened strike or disruption of postal service in either Canada or the United States. Either party may change its address for the purposes hereof by directing a notice in writing of such change to the other party at its above address.

  GOVERNING LAW

  This Agreement shall in all respects be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the State of Nevada. Each party accepts the jurisdiction of the courts of the State of Nevada and all courts of appeal therefrom.

  ENTIRE AGREEMENT

  This Agreement supersedes all previous agreements and states the entire agreement between the parties. This Agreement may be amended only by written instrument signed by Assignor and Assignee.

  ENUREMENT

  This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

  TIME OF ESSENCE

  Time is of the essence of this Agreement.

  COUNTERPART EXECUTION

This Agreement may be executed in any number of counterparts by the parties hereto and all counterparts so executed shall have the same effect as if all parties actually had joined in executing one and the same document.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the 1st day of September, 1996

SIGNED AND DELIVERED BY
BUCCANEER HOLDINGS INC.
in the presence of:

s/s "Aurora Morales" Witness SIGNED AND DELIVERED BY RENEGADE RECREATIONAL RENTALS, INC. d.b.a. Buccaneer Holdings Inc. in the presence of: s/s "Caroline Meyers" Witness	s/s "Mark Hulse" BUCCANEER HOLDINGS INC. s/s "Larry Winsor" RENEGADE RECREATIONAL RENTALS INC. d.b.a. Buccaneer Holdings Inc.

 SCHEDULE "A"

As per Exhibit 1 Attached hereto:

Buccaneer Holdings Inc. 10.0%

Exhibit "A"

Washington County, Colorado

  Identification and Lands Subject to this Agreement, "Contract Area".

  Township 2 South, Range 56 West
  Section 2: S/2
  Section 10: E/2
  Section 11: S/2
  Section 14: W/2

  Restrictions to Depths: None

3. Percentage Interests of the Parties in the Contract Area:

Bataa Oil, Inc. - 25%
 Azalea Oil Co. LLC -- 25%
 Texas T Petroleum Ltd. -- 20%
 Richard K. and Anita K. Knight -- 10%
 James and Victoria Wise -- 10%
 Renegade Recreational Rentals Inc. d.b.a. Buccaneer Holdings Inc. -- 10%

  Oil and Gas Leases Subject to this Agreement:

Lessor: Kejr Foundation, Inc.
Lessee: Azalea Oil Company, LLC
Dated: January 15, 1996
Description: Township 2 South, Range 56 West
 Section 11: S/2
Recorded: BK 938, pg 322